                                                                      EXHIBIT 21

                    LIST OF SUBSIDIARIES OF THE REGISTRANT
                    ---------------------------------------
                                       JURISDICTION OF
                                       INCORPORATION                  OTHER NAMES UNDER WHICH
NAME OF SUBSIDIARY                     OR ORGANIZATION                SUBSIDIARY DOES BUSINESS
------------------                    --------------------            ---------------------------
Scotsman Group Inc.                      Delaware                             Scotsman
                                                                              Scotsman Commercial Ice
                                                                               Systems, Inc.
                                                                              Scotsman Ice Systems
                                                                              Scotsman of Los Angeles
Beleggingsmaatschappij
Interrub B.V.                            Netherlands                          None

Booth, Inc.                              Texas                                Crystal Tips

Castel MAC, S.p.A.                       Italy                                None

Charles Needham Industries, Inc.         Michigan                             Kyson/Needham

Charles Needham Industries LP            Delaware Limited                     None
                                         Partnership

DFC Holding Corporation                  Delaware                             None

The Delfield Company                     Delaware                             None

Frimont, S.p.A.                          Italy                                None

Hartek Awagem Vertriebsges m.b.H.        Austria                              None

Hartek Beverage Handling GmbH            Germany                              None

Homark Holdings Ltd                      England                              None

Homark Group Ltd                         England                              None

Kysor/Bangor, Inc.                       Michigan                             None

Kysor Business Trust                     Delaware Business Trust              None

Kysor CNI, Inc.                          Michigan                             None

Kysor Industrial Corporation             Michigan                             Kysor/Warren

Kysor/Kalt, Inc.                         Michigan                             None

Kysor/Warren de Mexico                   Mexico                               None
 S. De R.L. De C.V.

Kysor Worldwide Corp.                    Barbados                             None

Scotsman Drink Limited                   England                              None


                                       JURISDICTION OF
                                       INCORPORATION                  OTHER NAMES UNDER WHICH
NAME OF SUBSIDIARY                     OR ORGANIZATION                SUBSIDIARY DOES BUSINESS
------------------                    --------------------            ---------------------------
Scotsman Group FSC, Inc.                 Barbados                            None
Scotsman Ice Systems                     China                               None
 Shenyang Co. Ltd
Whitlenge Acquisition Limited            England                             None
Whitlenge Drink Equipment Limited        England                             None
